PRESS RELEASE

Exhibit 99.2

Autoliv Announces Results of 2026 Annual Stockholders Meeting

(Stockholm, Sweden, May 7, 2026) – Autoliv, Inc., (NYSE: ALV and SSE: ALIV.sdb), the worldwide leader in automotive safety systems, today announced the results of its annual general meeting of stockholders held on May 7, 2026.

Annual General Meeting of Stockholders

The Company’s 2026 Annual General Meeting of Stockholders (AGM) voted for approval of the following proposals:

•
The election of Mikael Bratt, Laurie Brlas, Jan Carlson, Leif Johansson, Adriana Karaboutis, Frédéric Lissalde, Xiaozhi Liu, Gustav Lundgren, and Thaddeus “Ted” Senko as directors of the Board for a one-year term ending at the 2027 AGM;
•
The non-binding, advisory resolution to approve the Company’s 2025 executive compensation for its named executive officers; and
•
The ratification of the appointment of Ernst & Young AB as the Company’s independent auditing firm for the fiscal year ending December 31, 2026.

Committees of the Board

At the Board meeting, the Board approved the membership of its standing committees as follows:

•
Audit, Risk, and Compliance Committee:

Ted Senko (Chair), Laurie Brlas, Adriana Karaboutis, and Gustav Lundgren

•
Leadership Development and Compensation Committee:

Frédéric Lissalde (Chair), Leif Johansson, and Xiaozhi Liu

•
Nominating and Corporate Governance Committee:

Leif Johansson (Chair), Laurie Brlas, and Frédéric Lissalde

Chairman

The Board resolved that Jan Carlson continues to serve as the Chairman of the Board.

Inquiries:

Investors & Analysts: Anders Trapp, Tel +46 (0)8 587 206 71

Investors & Analysts: Henrik Kaar, Tel +46 (0)8 587 206 14

Media: Gabriella Etemad, Tel +46 (70) 612 64 24

About Autoliv

Autoliv, Inc. (NYSE: ALV; Nasdaq Stockholm: ALIV.sdb) is the worldwide leader in automotive safety systems. Through our group companies, we develop, manufacture and market protective systems, such as airbags, seatbelts, and steering wheels for all major automotive manufacturers in the world, as well as mobility safety solutions, such as commercial vehicles and electrical safety solutions. At Autoliv, we challenge and re-define the standards of mobility safety to sustainably deliver leading solutions. In 2025, our products saved approximately 40,000 lives and reduced around 600,000 injuries.

We have operations in 25 countries, and we drive innovation, research, and development at our 13 technical centers. Our 64,000 employees are passionate about our vision of Saving More Lives and quality is at the heart of everything we do. Sales in 2025 amounted to $10.8 billion. For more information go to www.autoliv.com.

Safe Harbor Statement

This report contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those that address activities, events or developments that Autoliv, Inc. or its management believes or anticipates may occur in the future. All forward-looking statements are based upon our current expectations, various assumptions and data available from third parties. Our expectations and assumptions are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as forward-looking statements are inherently subject to known and unknown risks, uncertainties and other factors which may cause actual future results, performance or achievements to differ materially from the future results, performance or achievements expressed in or implied by such forward-looking statements. Numerous risks, uncertainties and other factors may cause actual results to differ materially from those set out in the forward-looking statements, including general economic conditions and fluctuations in the global automotive market. For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and we assume no obligation to update publicly or revise any such statements in light of new information or future events, except as required by law.